Exhibit 1.01

® RIBBON COMMUNICATIONS INC. CONFLICT MINERALS REPORT 2024 ® PURSUANT TO RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Ribbon Communications Inc. Conflict Minerals Report 2024 2024 Summary ................................................................................................................................................3 Introduction .....................................................................................................................................................4 Company Overview .........................................................................................................................................4 Conflict Minerals Policy ..................................................................................................................................5 Products Overview ..........................................................................................................................................5 Supply Chain and Reasonable Country of Origin Inquiry ..............................................................................5 Due Diligence Process ....................................................................................................................................5 Due Diligence Measures ...........................................................................................................................6 OECD Guidance Step 1: Establish Strong Company Management System......................................6 OECD Guidance Step 2: Identify and Assess Risk in the Supply Chain ............................................6 OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks ............7 OECD Guidance Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence .7 OECD Guidance Step 5: Report on Supply Chain Due Diligence .......................................................7 Due Diligence Results ...............................................................................................................................8 Risk Mitigation Steps to Be Taken for 2025 Due Diligence .................................................................. 10 Audit.............................................................................................................................................................. 10 Important Information Regarding Forward-Looking Statements......................................................... 11 Annex A List of Smelters ............................................................................................................................. 12 Annex B List of Countries ............................................................................................................................ 30 CONTENTS RIBBON COMMUNICATIONS INC. (“RIBBON”) presents this Conflict Minerals Report for the reporting period of January 1, 2024 to December 31, 2024 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission. This document represents Exhibit 1.01 to Form SD, the Conflict Minerals Report. 2

Ribbon Communications Inc. Conflict Minerals Report 2024 2024 SUMMARY 81% suppliers completed CMRTs in 2024 (2023: 79%) 7% decrease in the number of suppliers not providing CMRT data compared to 2023 840 total suppliers representing 100% of in-scope suppliers requested to complete Conflict Minerals Reporting Template (CMRT) >43,000 mines used by suppliers completing CMRTs in 2024 84% of manufacturers were confirmed Democratic Republic of the Congo (DRC) Conflict Free (2023: 69%) 1% fewer suppliers in scope for CMRT requests compared to 2023 15% of manufacturers were DRC Conflict Undeterminable (2023: 23%) 100% of smelters who completed a CMRT maintain a responsible minerals sourcing policy and conduct due diligence with their suppliers 100% of smelters who completed a CMRT filed an independent Form SD 575 total smelters/refiners from 60 countries with mines in 143 countries 3

Ribbon Communications Inc. Conflict Minerals Report 2024 4 Introduction This report for the year ended December 31, 2024 has been prepared by Ribbon Communications Inc. (the “Company”, “Ribbon”, “we,” “us,” or “our”) to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended. The Rule imposes certain disclosure and reporting obligations on companies that report with the SEC and which manufacture, or contract to have manufactured, products containing conflict minerals that are necessary to the functionality or production of those products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, “Conflict Minerals”). Ribbon has determined that some of the products that it manufactured or contracted to manufacture, and which continue to be manufactured or contracted to manufacture by Ribbon through the end of reporting year 2024 (“Ribbon Products”) include Conflict Minerals. Company Overview Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. Ribbon helps the world’s leading communications service providers and enterprises embrace the next generation of communications technologies including, cloud-based communications, Internet Protocol, Session Initiation Protocol, Voice over LTE Long Term Evolution, Voice over Internet Protocol, Unified Communications, Web-based Real Time Communications, Edge Computing, Software-Defined WAN, Analytics, Applications Programming Interfaces and Embedded Communications. With more than a thousand customers around the globe and 20 years of experience transforming and securing networks, Ribbon enables service providers and enterprises to transform their communications networks, quickly deploy new communications networks and services, and capture and retain customers and generate a significant related return on investment. Ribbon’s industry-leading product portfolio ranges from IP Systems, Optical Systems, and session border controllers for service providers and enterprises, intelligent edge with SD-WAN, Network Edge Orchestration, policy and routing, call controllers or softswitches, media gateways, applications platforms, communications clients, and signaling controllers to cloud communications “as a Service” solutions. The company’s comprehensive portfolio also includes unrivaled end-to-end service assurance, security, fraud management and analytics solutions. All of these solutions are supported by a global services team with extensive experience in design, deployment and maintenance of some of the world’s largest IP and optical networks. The company is also focused on providing secure carrier-class enterprise communications capabilities to industry verticals including the financial, government, education and healthcare sectors. All of these industries already benefit from Ribbon’s secure, unified, reliable and embedded communications capabilities, which enhance their ability to collaborate and improve productivity. Ribbon maintains a keen focus on our commitments to Environmental, Social and Governance (ESG) matters and report to our stakeholders through our annual Sustainability Report. To learn more about Ribbon, please visit rbbn.com.

Ribbon Communications Inc. Conflict Minerals Report 2024 5 Conflict Minerals Policy Ribbon has adopted a Conflict Minerals Policy and communicated such policy to its suppliers. This policy is available on the Investor Relations-Corporate Governance section of the Company’s website at https://investors. ribboncommunications.com/static-files/f0b1fc66- 124e-43b8-89f6-5395544553d3 . Products Overview This report covers the following Ribbon Products that were manufactured in 2024 (the “2024 Ribbon Products”): SBCs, DSCs, Voice over IP (VoIP) trunking solutions, policy/routing servers, media and signaling gateways, including the GSX 9000 High-Density Media Gateway, IP Optical Solutions, IP Routing Solutions, and network analytics tools. Supply Chain and Reasonable Country of Origin Inquiry Ribbon has determined that Conflict Minerals are necessary to the functionality or production of Ribbon Products manufactured or contracted to be manufactured during 2024. We utilize an outsourced supply chain model pursuant to which our contract manufacturers procure materials on our behalf. Our supply chain is multi-tiered, global and complex, and we outsource the manufacturing of our hardware products such that we are many steps removed from the mining and smelting or refining of Conflict Minerals. Therefore, we rely upon our suppliers to provide information on the origin, source and chain of custody of the Conflict Minerals contained in product components and materials. Some of these suppliers may themselves purchase from lower tier suppliers and not directly from a miner, smelter or refiner. The Company conducted a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any of the Conflict Minerals in our 2024 Ribbon Products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”) and whether the Conflict Minerals are from recycled or scrap sources. Based on our RCOI, we know or have reason to believe that some of the Conflict Minerals in our 2024 Ribbon Products originated in the Covered Countries and are not from recycled or scrap sources. Ribbon’s RCOI measures included conducting a supply-chain survey with in-scope suppliers using the Responsible Minerals Initiative (“RMI”) Reporting Template (the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding the supplier’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the Template contains questions about the origin of Conflict Minerals included in the company’s products, as well as supplier due diligence. The Template was designed to provide companies with sufficient information regarding their suppliers’ practices with respect to the sourcing of Conflict Minerals to enable such companies to comply with the requirements of the Rule. Due Diligence Process In accordance with the Rule, Ribbon undertook due diligence on the source and chain of custody of the Conflict Minerals in the 2024 Ribbon Products that originated or may have originated in the Covered Countries. The Company’s due diligence measures were designed to conform, in all material respects, to the internationally recognized

Ribbon Communications Inc. Conflict Minerals Report 2024 6 due diligence framework in The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements. Due Diligence Measures Ribbon performed the following due diligence measures in accordance with the OECD Guidance and the Rule: OECD Guidance Step 1: Establish Strong Company Management Systems Ribbon’s Conflict Minerals compliance efforts are overseen by the Company’s Vice President, Manufacturing, Operations and Supply Chain and its manufacturing department, and supported and sponsored by the Company’s engineering, audit and legal departments. Ribbon employees who are responsible for Conflict Minerals compliance have received training regarding Conflict Minerals compliance. The team was structured to ensure critical information, including our policies related to this subject matter, reached relevant employees and suppliers. To the extent red flags or other issues are identified in the supplier data acquisition or engagement processes, these issues and red flags will be addressed first by the responsible individuals within the engineering, audit and legal departments, and, if deemed necessary, will then be reported to and reviewed by the Audit Committee (the “Audit Committee”) of the Board of Directors at regularly schedule meetings on an annual basis. Ribbon also engaged SiliconExpert Technologies, a provider of electronic component data and BOM Management software to the electronics industry (“SiliconExpert”), to assist with its Conflict Minerals compliance efforts. Frequent status meetings are held between Ribbon’s Conflict Minerals support team and SiliconExpert, with Ribbon management receiving status updates on progress and due diligence efforts on a regular and timely basis. In addition, Ribbon has a Conflict Minerals Policy and communicates such policy to its suppliers, which is available on our Investor Relations — Corporate Governance section of our website. To the extent any employee, officer or director has concerns or grievances about the Company’s potential use of Conflict Minerals, such individual is urged to contact his or her manager, the Company’s Chief Financial Officer, the General Counsel or other member of senior management, the Employee Hotline (which can be used on an anonymous basis) or the Audit Committee. Ribbon established documentation and record maintenance mechanisms to ensure the retention of information relevant to the Company’s Conflict Minerals Policy electronically. OECD Guidance Step 2: Identify and Assess Risk in the Supply Chain Ribbon reviewed the information reported on the Template by its suppliers and followed up with any additional questions. To the extent an in-scope supplier had follow-up questions, Ribbon responded with all requested information, including part numbers and manufacturing lots to identify how the supplies were used in the Ribbon Products. Untimely or incomplete responses as well as inconsistencies within the data reported by suppliers were addressed directly with respective suppliers to provide the required and/

Ribbon Communications Inc. Conflict Minerals Report 2024 7 or revised responses. Ribbon utilizes a series of escalating responses to address the failure of a supplier to provide the information required by the Template. Ribbon’s engineering, audit and legal departments manage the collection of information reported on the Template by its suppliers. Ribbon collected a list of smelters/processors that are in our supply chain for the Ribbon Products using the Template and reconciled this list to the list of smelter facilities designated by the Responsible Minerals Assurance Process (“RMAP”). Ribbon has provided that list in this report. Ribbon, through SiliconExpert, followed up with suppliers that did not respond initially to our requests to complete the Template. OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks Ribbon adopted and used the Template to monitor and mitigate supply chain risk and took the steps described above. Ribbon worked with certain suppliers to better educate them on the Conflict Minerals process. Members of the Conflict Minerals team periodically report to senior management as well as the Audit Committee on program developments and progress. OECD Guidance Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence Given that we do not generally have a direct relationship with the smelters and refineries that process the Conflict Minerals that are present in our Ribbon Products, we rely on the RMI to conduct audits of and validate the conflict-free status of smelters and refineries that source from Covered Countries. We have not relied on supplier representations concerning the conflict status of their smelters, but have required industry certification such as through the RMAP before concluding that a smelter or refinery is conflict free. We understand that this program is continuing to audit smelters and refineries to add to its Conflict-Free Smelter List. OECD Guidance Step 5: Report on Supply Chain Due Diligence As required by the Rule, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2024 calendar year reporting period. In accordance with OECD Guidance and the Rule, this report is available on our Investor Relations-Corporate Governance section of our website at: https://investors.ribboncommunications.com/ corporate-governance/governance-highlights.

Ribbon Communications Inc. Conflict Minerals Report 2024 8 Due Diligence Results Ribbon contacted 100% of a total of 852 in-scope suppliers (excluding distributors and service providers)for the 2024 Ribbon Products and received some degree of a response all of them. Approximately 80% of the suppliers provided completed responses to the survey. Ribbon Supplier Outreach Overview: 2024 Total in-scope suppliers contacted 840 Manufacturers providing CMRT documents/data 678 Manufacturers not providing CMRT data 151 Overall response rate 81% 81% of in-scope suppliers provided CMRT responses The large majority of the completed responses received provided conflict mineral data and a declaration at a “Company Level” (supplier/ company declaration represents all the supplier’s products) or “Divisional Level” (supplier/company declaration represents all the supplier’s products from a division of the company). As a result, we are unable to determine whether any of the Conflict Minerals reported by the suppliers were contained in specific components or parts supplied to us with regard to Ribbon Products. Further, while our suppliers for the Ribbon Products identified certain of the smelters and refineries that provided Conflict Minerals, the responses did not provide specific information regarding the smelters or refineries of the Conflict Minerals in the particular components used in the 2024 Ribbon Products. Due to this lack of information, Ribbon is unable to determine with specificity the facilities used to process those necessary Conflict Minerals or their country of origin for the 2024 Ribbon Products. Based on the responses we received from our suppliers, however, we believe the facilities used to produce the Conflict Minerals in the 2024 Ribbon Products may include the smelters and refineries listed in Annex A. In addition, based on the supplier responses, we believe the countries of origin of the Conflict Minerals in the 2024 Ribbon Products may include those listed in Annex B.

Ribbon Communications Inc. Conflict Minerals Report 2024 9 Ribbon’s ability to secure responses from a greater number of suppliers is the result of consistent efforts to reach out to suppliers to educate them on the importance of conflict minerals management and secure full responses to our CMRT requests. MANUFACTURERS PROVIDING CMRTs 560 669 669 678 626 2020 2021 2022 2023 2024 In 2024, we were successful in further increasing our strong response rate to 81%, (2023: 79%) representing a 7% increase in the number of supplier responses. In 2024, the total number of in-scope manufacturers responding to Ribbon’s CMRT request was more than 670 manufacturers, a response rate of at least 78%, for the fifth consecutive year. OVERVIEW OF CMRT OUTREACH AND RESPONSE RATE 675 858 852 840 805 2020 2021 2022 2023 2024 78% 83% 79% Total Outreach Response Rate 78% Based on the responses we received from our suppliers, however, we believe the facilities used to produce the Conflict Minerals in the 2024 Ribbon Products may include the smelters and refineries listed in Annex A. In addition, based on the supplier responses, we believe the countries of origin of the Conflict Mineral ds in the 2024 Ribbon Products may include those listed in Annex B. 81%

Ribbon Communications Inc. Conflict Minerals Report 2024 10 SMELTERS BY COUNTRY SMELTERS BY METALS MINED Smelters in Our Supply Base 575 60 143 total smelters/ refiners countries countries from with mines in Risk Mitigation Steps to Be Taken for 2025 Due Diligence Ribbon intends to take the following steps, as appropriate, during the next compliance period to further improve our due diligence process and results and to further mitigate the risk that our necessary Conflict Minerals benefit armed groups in the DRC or adjoining countries: Continue to focus on additional ways to improve quality and quantity of supplier response rates; Continue to work with suppliers to better educate them on the process; Continue to compare survey results to information collected via independent conflict free smelter validation programs such as the RMAP; Seek to implement standard procedures for corrective action or phasing out of suppliers not found to be DRC conflict free; Continue to adhere to the OECD Guidance; and Seek to work with suppliers who use appropriate due diligence methods and have continuous monitoring of both the direct and indirect supply chain to avoid procurement or use of Conflict Minerals. Audit An independent private sector audit was not required for reporting year 2024. China Indonesia USA Japan Brazil India Rest of World Gold Tantalum Tungsten Tin 16% 31% 42% 12% 34% 35% 9% 7% 7% 4% 4%

Ribbon Communications Inc. Conflict Minerals Report 2024 11 Important Information Regarding Forward-Looking Statements The information in this report contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this report, including statements in the section “Risk Mitigation Steps to Be Taken for 2025 Due Diligence,” are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Ribbon therefore cautions readers against undue reliance on any of these forward-looking statements. Any forward-looking statement made by Ribbon in this report speaks only as of the date of this report. Ribbon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Documents Incorporated by Reference Unless otherwise stated herein, any documents, third party materials or references to websites (including Ribbon’s) are not incorporated by reference in, or considered to be a part of, this report unless expressly incorporated by reference herein.

Ribbon Communications Inc. Conflict Minerals Report 2024 12 Substance Smelter Location Annex A List of Smelters We present in this report a list of smelters or refineries provided by those suppliers who completed the smelter list on our template, to the extent reasonably determinable, and that may have provided Conflict Minerals in any of the 2024 Ribbon Products. The table below includes only facilities, to the extent known, that have been validated by the RMI as facilities that are certified Conflict-Free or are listed on the Template as “known smelters or refineries.” While we believe the following list is accurate based on our inquiries, because of the over-reporting nature inherent in the Conflict Minerals information collection process, and the nature of the supply chains, we are unable to confirm that the smelters listed below provide the substance listed for use in our products specifically or are active in our supply chain. In some cases, our contract manufacturers may list smelters that are used by such contract manufacturer generally, but not for Ribbon products because of applicable sanctions or otherwise. We continue to engage with our suppliers to improve due diligence efforts and transparency. Tantalum (Ta) 5D Production OU ESTONIA Gold (Au) 8853 S.p.A. ITALY Tungsten (W) A.L.M.T. Corp. JAPAN Gold (Au) ABC Refinery Pty Ltd. AUSTRALIA Gold (Au) Abington Reldan Metals, LLC UNITED STATES OF AMERICA Tungsten (W) ACL Metais Eireli BRAZIL Gold (Au) Advanced Chemical Company UNITED STATES OF AMERICA Gold (Au) Agosi AG GERMANY Gold (Au) Aida Chemical Industries Co., Ltd. JAPAN Gold (Au) Al Etihad Gold Refinery DMCC UNITED ARAB EMIRATES Gold (Au) Al Ghaith Gold UNITED ARAB EMIRATES Tungsten (W) Albasteel Industria e Comercio de Ligas Para Fundicao Ltd. BRAZIL Gold (Au) Albino Mountinho Lda. PORTUGAL Gold (Au) Alexy Metals UNITED STATES OF AMERICA Gold (Au) Almalyk Mining and Metallurgical Complex (AMMC) UZBEKISTAN Tin (Sn) Alpha UNITED STATES OF AMERICA Tantalum (Ta) AMG Brasil BRAZIL Tin (Sn) An Vinh Joint Stock Mineral Processing Company VIETNAM Gold (Au) AngloGold Ashanti Corrego do Sitio Mineracao BRAZIL Tantalum (Ta) ANHUI HERRMAN IMPEX CO. CHINA

Ribbon Communications Inc. Conflict Minerals Report 2024 13 Substance Smelter Location Gold (Au) Argor-Heraeus S.A. SWITZERLAND Tungsten (W) Artek LLC RUSSIAN FEDERATION Gold (Au) ARY Aurum Plus UNITED ARAB EMIRATES Gold (Au) Asahi Pretec Corp. JAPAN Gold (Au) Asahi Refining Canada Ltd. CANADA Tin (Sn) Asahi Refining Canada Ltd. CANADA Gold (Au) Asahi Refining USA Inc. UNITED STATES OF AMERICA Gold (Au) Asaka Riken Co., Ltd. JAPAN Tantalum (Ta) Asaka Riken Co., Ltd. JAPAN Tungsten (W) Asia Tungsten Products Vietnam Ltd. VIETNAM Gold (Au) Atasay Kuyumculuk Sanayi Ve Ticaret A.S. TURKEY Gold (Au) Attero Recycling Pvt Ltd INDIA Gold (Au) AU Traders and Refiners SOUTH AFRICA Gold (Au) Augmont Enterprises Private Limited INDIA Gold (Au) Aurubis AG GERMANY Tin (Sn) Aurubis Beerse BELGIUM Tin (Sn) Aurubis Berango SPAIN Tungsten (W) Avon Specialty Metals Ltd UNITED KINGDOM Tantalum (Ta) Avon Specialty Metals Ltd. UNITED KINGDOM Gold (Au) Baiyin Nonferrous Group Co.,Ltd CHINA Gold (Au) Bangalore Refinery INDIA Gold (Au) Bangko Sentral ng Pilipinas (Central Bank of the Philippines) PHILIPPINES Gold (Au) Bauer Walser AG GERMANY Gold (Au) Boliden Ronnskar SWEDEN Gold (Au) C. Hafner GmbH + Co. KG GERMANY Gold (Au) C.I Metales Procesados Industriales SAS COLOMBIA Gold (Au) Caridad MEXICO Gold (Au) CCR Refinery - Glencore Canada Corporation CANADA Gold (Au) Cendres + Metaux S.A. SWITZERLAND Gold (Au) CGR Metalloys Pvt Ltd. INDIA Tantalum (Ta) Changsha South Tantalum Niobium Co., Ltd. CHINA Tin (Sn) Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. CHINA Gold (Au) Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. CHINA

Ribbon Communications Inc. Conflict Minerals Report 2024 14 Substance Smelter Location Tin (Sn) Chifeng Dajingzi Tin Industry Co., Ltd. CHINA Gold (Au) Chimet S.p.A. ITALY Gold (Au) China Gold Deal Investment Co., Ltd. CHINA Tungsten (W) China Molybdenum Tungsten Co., Ltd. CHINA Tungsten (W) China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd. CHINA Tin (Sn) China Tin Group Co., Ltd. CHINA Tin (Sn) Chofu Works CHINA Tungsten (W) Chongyi Zhangyuan Tungsten Co., Ltd. CHINA Tantalum (Ta) Chongyi Zhangyuan Tungsten Co., Ltd. CHINA Gold (Au) Chugai Mining JAPAN Tantalum (Ta) CMT Rare Metal Advanced Materials (Hunan) Co., Ltd. CHINA Tungsten (W) CNMC (Guangxi) PGMA Co., Ltd. CHINA Tin (Sn) CNMC (Guangxi) PGMA Co., Ltd. CHINA Gold (Au) Coimpa Industrial LTDA BRAZIL Tin (Sn) Cooperativa Metalurgica de Rondonia Ltda. BRAZIL Tin (Sn) CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda BRAZIL Tin (Sn) CRM Synergies SPAIN Tungsten (W) Cronimet Brasil Ltda BRAZIL Tin (Sn) CV Ayi Jaya INDONESIA Tin (Sn) CV Gita Pesona INDONESIA Tin (Sn) CV United Smelting INDONESIA Tin (Sn) CV Venus Inti Perkasa INDONESIA Tantalum (Ta) D Block Metals, LLC UNITED STATES OF AMERICA Gold (Au) Daejin Indus Co., Ltd. KOREA, REPUBLIC OF Gold (Au) David Fell & Co UNITED STATES OF AMERICA Gold (Au) Daye Non-Ferrous Metals Mining Ltd. CHINA Gold (Au) Degussa Sonne / Mond Goldhandel GmbH GERMANY Gold (Au) DHF Technical Products UNITED STATES OF AMERICA Gold (Au) Dijllah Gold Refinery FZC UNITED ARAB EMIRATES Tin (Sn) Dingnan Jiawang environmental Tin technology Co. CHINA Tin (Sn) DingNan JiaWang HuanBao Co. LTD CHINA Gold (Au) DODUCO Contacts and Refining GmbH GERMANY Tin (Sn) Dongguan CiEXPO Environmental Engineering Co., Ltd. CHINA

Ribbon Communications Inc. Conflict Minerals Report 2024 15 Substance Smelter Location Tin (Sn) Dongguan City Xida Soldering Tin Products Co. CHINA Tungsten (W) DONGKUK INDUSTRIES CO., LTD. KOREA, REPUBLIC OF Gold (Au) Dongwu Gold Group CHINA Tin (Sn) Dowa JAPAN Gold (Au) Dowa JAPAN Tin (Sn) Dragon Silver Holdings Limited CHINA Tin (Sn) DS Myanmar MYANMAR Gold (Au) DSC (Do Sung Corporation) KOREA, REPUBLIC OF Tantalum (Ta) Dunkirk Specialty Steel UNITED STATES OF AMERICA Gold (Au) Eco-System Recycling Co., Ltd. East Plant JAPAN Gold (Au) Eco-System Recycling Co., Ltd. North Plant JAPAN Gold (Au) Eco-System Recycling Co., Ltd. West Plant JAPAN Tin (Sn) Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company VIETNAM Tin (Sn) Elemetal Refining, LLC UNITED STATES OF AMERICA Gold (Au) Elite Industech Co., Ltd. TAIWAN Tin (Sn) EM Vinto BOLIVIA Gold (Au) Emerald Jewel Industry India Limited (Unit 1) INDIA Gold (Au) Emerald Jewel Industry India Limited (Unit 2) INDIA Gold (Au) Emerald Jewel Industry India Limited (Unit 3) INDIA Gold (Au) Emerald Jewel Industry India Limited (Unit 4) INDIA Gold (Au) Emirates Gold DMCC UNITED ARAB EMIRATES Tin (Sn) Estanho de Rondonia S.A. BRAZIL Tantalum (Ta) Exotech Inc. UNITED STATES OF AMERICA Tantalum (Ta) F&X Electro-Materials Ltd. CHINA Tin (Sn) Fabrica Auricchio Industria e Comercio Ltda. BRAZIL Gold (Au) Faggi Enrico S.p.A. ITALY Tin (Sn) Feinhutte Halsbrucke GmbH GERMANY Tin (Sn) Fenix Metals POLAND Gold (Au) Fidelity Printers and Refiners Ltd. ZIMBABWE Tantalum (Ta) FIR Metals & Resource Ltd. CHINA Gold (Au) Fujairah Gold FZC UNITED ARAB EMIRATES Tungsten (W) Fujian Ganmin RareMetal Co., Ltd. CHINA Tungsten (W) Fujian Jinxin Tungsten Co., Ltd. CHINA Tungsten (W) Fujian Xinlu Tungsten Co., Ltd. CHINA

Ribbon Communications Inc. Conflict Minerals Report 2024 16 Substance Smelter Location Tantalum (Ta) Gannon & Scott UNITED STATES OF AMERICA Tungsten (W) Ganzhou Beseem Ferrotungsten Co., Ltd. CHINA Tungsten (W) Ganzhou Haichuang Tungsten Co., Ltd. CHINA Tungsten (W) Ganzhou Huaxing Tungsten Products Co., Ltd. CHINA Tungsten (W) Ganzhou Jiangwu Ferrotungsten Co., Ltd. CHINA Tungsten (W) Ganzhou Seadragon W & Mo Co., Ltd. CHINA Tungsten (W) Ganzhou Sunny Non-Ferrous Metals Co., Ltd. CHINA Gold (Au) Geib Refining Corporation UNITED STATES OF AMERICA Tin (Sn) Gejiu City Fuxiang Industry and Trade Co., Ltd. CHINA Tin (Sn) Gejiu Fengming Metallurgy Chemical Plant CHINA Tin (Sn) Gejiu Kai Meng Industry and Trade LLC CHINA Tin (Sn) Gejiu Non-Ferrous Metal Processing Co., Ltd. CHINA Tin (Sn) Gejiu Yunxi Group Corp. CHINA Tin (Sn) Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. CHINA Tin (Sn) Gejiu Zili Mining And Metallurgy Co., Ltd. CHINA Gold (Au) GG Refinery Ltd. TANZANIA Gold (Au) GGC Gujrat Gold Centre Pvt. Ltd. INDIA Tantalum (Ta) Global Advanced Metals UNITED STATES OF AMERICA Tantalum (Ta) Global Advanced Metals Aizu JAPAN Tantalum (Ta) Global Advanced Metals Boyertown UNITED STATES OF AMERICA Tin (Sn) Global Advanced Metals Greenbushes Pty Ltd. AUSTRALIA Tungsten (W) Global Tungsten & Powders LLC UNITED STATES OF AMERICA Gold (Au) Gold by Gold Colombia COLOMBIA Gold (Au) Gold Coast Refinery GHANA Gold (Au) Gold Refinery of Zijin Mining Group Co., Ltd. CHINA Gold (Au) Great Wall Precious Metals Co., Ltd. of CBPM CHINA Tin (Sn) Guangdong Hanhe Non-Ferrous Metal Co., Ltd. CHINA Gold (Au) Guangdong Hua Jian Trade Co., Ltd. CHINA Tin (Sn) GUANGDONG JIATIAN STANNUM PRODUCTS CO., LTD CHINA Gold (Au) Guangdong Jinding Gold Limited CHINA Gold (Au) GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI CHINA Tantalum (Ta) Guangdong Rising Rare Metals-EO Materials Ltd. CHINA Tungsten (W) Guangdong Xianglu Tungsten Co., Ltd. CHINA Tin (Sn) GUANGXI HUA TIN GOLD MINUTE FEE, LTD. CHINA

Ribbon Communications Inc. Conflict Minerals Report 2024 17 Substance Smelter Location Tin (Sn) Guangxi Nonferrous Metals Group CHINA Tin (Sn) Guangxi Zhongshan Jin Yi Smelting Co., Ltd. CHINA Tin (Sn) Guanyang Guida Nonferrous Metal Smelting Plant CHINA Gold (Au) Guoda Safina High-Tech Environmental Refinery Co., Ltd. CHINA Tungsten (W) H.C. Starck Tungsten GmbH GERMANY Gold (Au) Hang Seng Technology CHINA Gold (Au) Hangzhou Fuchunjiang Smelting Co., Ltd. CHINA Tungsten (W) HANNAE FOR T Co., Ltd. KOREA, REPUBLIC OF Gold (Au) Heimerle + Meule GmbH GERMANY Gold (Au) Henan Yuguang Gold & Lead Co., Ltd. CHINA Tantalum (Ta) Hengyang King Xing Lifeng New Materials Co., Ltd. CHINA Gold (Au) Heraeus Germany GmbH Co. KG GERMANY Gold (Au) Heraeus Metals Hong Kong Ltd. CHINA Tin (Sn) Hezhou Jinwei Tin Co., Ltd. CHINA Tin (Sn) Hongqiao Metals (Kunshan) Co., Ltd. CHINA Gold (Au) Hop Hing electroplating factory Zhejiang CHINA Gold (Au) House of Currency of Brazil (Casa da Moeda do Brazil) BRAZIL Tungsten (W) Hubei Green Tungsten Co., Ltd. CHINA Tin (Sn) HuiChang Hill Tin Industry Co., Ltd. CHINA Tin (Sn) Huichang Jinshunda Tin Co., Ltd. CHINA Tungsten (W) Hunan Chenzhou Mining Co., Ltd. CHINA Gold (Au) Hunan Chenzhou Mining Co., Ltd. CHINA Tungsten (W) Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji CHINA Gold (Au) Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd. CHINA Tungsten (W) Hunan Jintai New Material Co., Ltd. CHINA Tungsten (W) Hunan Litian Tungsten Industry Co., Ltd. CHINA Tungsten (W) Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch CHINA Tin (Sn) Hunan Xianghualing Tin Co. ltd CHINA Gold (Au) Hung Cheong Metal Manufacturing Limited CHINA Gold (Au) HwaSeong CJ CO., LTD. KOREA, REPUBLIC OF Tungsten (W) Hydrometallurg, JSC RUSSIAN FEDERATION Gold (Au) Impala Platinum - Base Metal Refinery (BMR) SOUTH AFRICA Gold (Au) Impala Platinum - Platinum Metals Refinery (PMR) SOUTH AFRICA

Ribbon Communications Inc. Conflict Minerals Report 2024 18 Substance Smelter Location Gold (Au) Impala Platinum - Rustenburg Smelter SOUTH AFRICA Gold (Au) Inca One (Chala One Plant) PERU Gold (Au) Inca One (Koricancha Plant) PERU Gold (Au) Industrial Refining Company BELGIUM Gold (Au) Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. CHINA Gold (Au) International Precious Metal Refiners UNITED ARAB EMIRATES Gold (Au) Ishifuku Metal Industry Co., Ltd. JAPAN Gold (Au) Istanbul Gold Refinery TURKEY Gold (Au) Italpreziosi ITALY Gold (Au) JALAN & Company INDIA Gold (Au) Japan Mint JAPAN Tungsten (W) Japan New Metals Co., Ltd. JAPAN Tin (Sn) Jean Goldschmidt International (JGI Hydrometal) BELGIUM Tin (Sn) Jiang Jia Wang Technology Co. CHINA Tin (Sn) Jiang Xi Jia Wang Technology Tin Products Environmental Ltd. CHINA Tungsten (W) Jiangwu H.C. Starck Tungsten Products Co., Ltd. CHINA Gold (Au) Jiangxi Copper Co., Ltd. CHINA Tantalum (Ta) Jiangxi Dinghai Tantalum & Niobium Co., Ltd. CHINA Tungsten (W) Jiangxi Gan Bei Tungsten Co., Ltd. CHINA Tin (Sn) Jiangxi Ketai Advanced Material Co., Ltd. CHINA Tungsten (W) Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd. CHINA Tin (Sn) Jiangxi New Nanshan Technology Ltd. CHINA Tungsten (W) Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd. CHINA Tantalum (Ta) Jiangxi Sanshi Nonferrous Metals Co., Ltd CHINA Tungsten (W) Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. CHINA Tantalum (Ta) Jiangxi Tuohong New Raw Material CHINA Tungsten (W) Jiangxi Xianglu Tungsten Co., Ltd. CHINA Tungsten (W) Jiangxi Xinsheng Tungsten Industry Co., Ltd. CHINA Tungsten (W) Jiangxi Yaosheng Tungsten Co., Ltd. CHINA Tin (Sn) Jiangxi Yaosheng Tungsten Co., Ltd. CHINA Gold (Au) Jin Jinyin Refining Co., Ltd. CHINA Gold (Au) Jinlong Copper Co., Ltd. CHINA

Ribbon Communications Inc. Conflict Minerals Report 2024 19 Substance Smelter Location Tantalum (Ta) Jiujiang Janny New Material Co., Ltd. CHINA Tantalum (Ta) JiuJiang JinXin Nonferrous Metals Co., Ltd. CHINA Tantalum (Ta) Jiujiang Tanbre Co., Ltd. CHINA Tantalum (Ta) Jiujiang Zhongao Tantalum & Niobium Co., Ltd. CHINA Tungsten (W) JSC "Kirovgrad Hard Alloys Plant" RUSSIAN FEDERATION Gold (Au) JSC Ekaterinburg Non-Ferrous Metal Processing Plant RUSSIAN FEDERATION Gold (Au) JSC Novosibirsk Refinery RUSSIAN FEDERATION Gold (Au) JSC Uralelectromed RUSSIAN FEDERATION Gold (Au) JX Nippon Mining & Metals Co., Ltd. JAPAN Gold (Au) K.A. Rasmussen NORWAY Gold (Au) Kaloti Precious Metals UNITED ARAB EMIRATES Gold (Au) Kazakhmys Smelting LLC KAZAKHSTAN Gold (Au) Kazzinc KAZAKHSTAN Tantalum (Ta) KEMET Blue Powder UNITED STATES OF AMERICA Tantalum (Ta) KEMET de Mexico MEXICO Tungsten (W) Kenee Mining Corporation Vietnam VIETNAM Tungsten (W) Kennametal Fallon UNITED STATES OF AMERICA Tungsten (W) Kennametal Huntsville UNITED STATES OF AMERICA Gold (Au) Kennecott Utah Copper LLC UNITED STATES OF AMERICA Tungsten (W) KGETS Co., Ltd. KOREA, REPUBLIC OF Gold (Au) KGHM Polska Miedz Spolka Akcyjna POLAND Tantalum (Ta) King-Tan Tantalum Industry Ltd. CHINA Gold (Au) Kojima Chemicals Co., Ltd. JAPAN Gold (Au) Korea Zinc Co., Ltd. KOREA, REPUBLIC OF Tin (Sn) KOVOHUTE PRIBRAM NASTUPNICKA, A.S. CZECH REPUBLIC Gold (Au) KP Sanghvi International Pvt Ltd INDIA Gold (Au) Kundan Care Products Ltd. INDIA Gold (Au) Kyrgyzaltyn JSC KYRGYZSTAN Gold (Au) Kyshtym Copper-Electrolytic Plant ZAO RUSSIAN FEDERATION Tungsten (W) LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD LAOS Gold (Au) L'azurde Company For Jewelry SAUDI ARABIA Tin (Sn) LIAN JING CHINA Tungsten (W) Lianyou Metals Co., Ltd. TAIWAN Tungsten (W) Lianyou Resources Co., Ltd. TAIWAN

Ribbon Communications Inc. Conflict Minerals Report 2024 20 Substance Smelter Location Gold (Au) Lingbao Gold Co., Ltd. CHINA Gold (Au) Lingbao Jinyuan Tonghui Refinery Co., Ltd. CHINA Tungsten (W) LLC Vostok RUSSIAN FEDERATION Tin (Sn) Longnan Chuangyue Environmental Protection Technology Development Co., Ltd CHINA Gold (Au) L'Orfebre S.A. ANDORRA Gold (Au) LS MnM Inc. KOREA, REPUBLIC OF Gold (Au) LT Metal Ltd. KOREA, REPUBLIC OF Tin (Sn) Lucas Milhaupt UNITED STATES OF AMERICA Tin (Sn) Luna Smelter, Ltd. RWANDA Tungsten (W) Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd. CHINA Gold (Au) Luoyang Zijin Yinhui Gold Refinery Co., Ltd. CHINA Tin (Sn) Ma An Shan Shu Guang Smelter Corp. CHINA Tin (Sn) Ma'anshan Weitai Tin Co., Ltd. CHINA Tin (Sn) Magnu's Minerais Metais e Ligas Ltda. BRAZIL Tungsten (W) MALAMET SMELTING SDN. BHD. MALAYSIA Tin (Sn) Malaysia Smelting Corporation (MSC) MALAYSIA Tantalum (Ta) Malaysia Smelting Corporation (MSC) MALAYSIA Tin (Sn) Malaysia Smelting Corporation Berhad (Port Klang) MALAYSIA Tungsten (W) Malipo Haiyu Tungsten Co., Ltd. CHINA Gold (Au) Marsam Metals BRAZIL Tungsten (W) Masan High-Tech Materials VIETNAM Tin (Sn) Materials Eco-Refining Co., Ltd. JAPAN Gold (Au) Materials Eco-Refining CO.,LTD JAPAN Gold (Au) Materion UNITED STATES OF AMERICA Tungsten (W) Materion UNITED STATES OF AMERICA Tantalum (Ta) Materion UNITED STATES OF AMERICA Tantalum (Ta) Materion Newton Inc. UNITED STATES OF AMERICA Gold (Au) Matsuda Sangyo Co., Ltd. JAPAN Gold (Au) MD Overseas INDIA Tin (Sn) Medeko Cast S.R.O. SLOVAKIA Tin (Sn) Melt Metais e Ligas S.A. BRAZIL Tantalum (Ta) Meta Materials NORTH MACEDONIA Tin (Sn) Metahub Industries Sdn. Bhd. MALAYSIA

Ribbon Communications Inc. Conflict Minerals Report 2024 21 Substance Smelter Location Gold (Au) Metal Concentrators SA (Pty) Ltd. SOUTH AFRICA Tin (Sn) Metalli Estrusi ITALY Tin (Sn) Metallic Resources, Inc. UNITED STATES OF AMERICA Gold (Au) Metallix Refining Inc. UNITED STATES OF AMERICA Tin (Sn) Metallum Group Holding NV BELGIUM Tantalum (Ta) Metallurgical Products India Pvt., Ltd. INDIA Gold (Au) Metalor Technologies (Hong Kong) Ltd. CHINA Gold (Au) Metalor Technologies (Singapore) Pte., Ltd. SINGAPORE Gold (Au) Metalor Technologies (Suzhou) Ltd. CHINA Gold (Au) Metalor Technologies S.A. SWITZERLAND Gold (Au) Metalor USA Refining Corporation UNITED STATES OF AMERICA Gold (Au) Metalurgica Met-Mex Penoles S.A. De C.V. MEXICO Tin (Sn) Minchali Metal Industry Co., Ltd. TAIWAN Gold (Au) Minera Titan del Peru SRL (MTP) - Belen Plant PERU Tin (Sn) Mineracao Taboca S.A. BRAZIL Tantalum (Ta) Mineracao Taboca S.A. BRAZIL Tin (Sn) Ming Li Jia smelt Metal Factory CHINA Tin (Sn) Mining Minerals Resources SARL CONGO, DEMOCRATIC REPUBLIC OF THE Tungsten (W) Minmetals Ganzhou Tin Co. Ltd. CHINA Tin (Sn) Minsur PERU Tin (Sn) Mitsubishi Materials Corporation JAPAN Gold (Au) Mitsubishi Materials Corporation JAPAN Tantalum (Ta) Mitsui Mining and Smelting Co., Ltd. JAPAN Gold (Au) Mitsui Mining and Smelting Co., Ltd. JAPAN Tungsten (W) Mitsui Mining and Smelting Co., Ltd. JAPAN Gold (Au) MK Electron KOREA, REPUBLIC OF Gold (Au) MKS PAMP SA SWITZERLAND Gold (Au) MMTC-PAMP India Pvt., Ltd. INDIA Tin (Sn) Modeltech Sdn Bhd MALAYSIA Gold (Au) Modeltech Sdn Bhd MALAYSIA Tungsten (W) Moliren Ltd. RUSSIAN FEDERATION Gold (Au) Morris and Watson NEW ZEALAND Gold (Au) Moscow Special Alloys Processing Plant RUSSIAN FEDERATION

Ribbon Communications Inc. Conflict Minerals Report 2024 22 Substance Smelter Location Gold (Au) N.E. Chemcat JAPAN Gold (Au) Nadir Metal Rafineri San. Ve Tic. A.S. TURKEY Tungsten (W) Nam Viet Cromit Joint Stock Company VIETNAM Tungsten (W) Nanchang Cemented Carbide Limited Liability Company CHINA Gold (Au) Navoi Mining and Metallurgical Combinat UZBEKISTAN Tin (Sn) Ney Metals and Alloys UNITED STATES OF AMERICA Tin (Sn) Nghe Tinh Non-Ferrous Metals Joint Stock Company VIETNAM Gold (Au) NH Recytech Company KOREA, REPUBLIC OF Tungsten (W) Niagara Refining LLC UNITED STATES OF AMERICA Gold (Au) Nihon Material Co., Ltd. JAPAN Tantalum (Ta) Ningxia Orient Tantalum Industry Co., Ltd. CHINA Tungsten (W) Ningxia Orient Tantalum Industry Co., Ltd. CHINA Gold (Au) NOBLE METAL SERVICES UNITED STATES OF AMERICA Tin (Sn) Novosibirsk Tin Combine RUSSIAN FEDERATION Tantalum (Ta) NPM Silmet AS ESTONIA Tungsten (W) NPP Tyazhmetprom LLC RUSSIAN FEDERATION Gold (Au) Nyrstar Metals UNITED STATES OF AMERICA Tin (Sn) O.M. Manufacturing (Thailand) Co., Ltd. THAILAND Tin (Sn) O.M. Manufacturing Philippines, Inc. PHILIPPINES Gold (Au) Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH AUSTRIA Gold (Au) Ohura Precious Metal Industry Co., Ltd. JAPAN Gold (Au) OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet) RUSSIAN FEDERATION Tin (Sn) OMODEO A. E S. METALLEGHE SRL ITALY Tungsten (W) OOO “Technolom” 1 RUSSIAN FEDERATION Tungsten (W) OOO “Technolom” 2 RUSSIAN FEDERATION Tin (Sn) Operaciones Metalurgicas S.A. BOLIVIA Tin (Sn) OUTOKUMPU UNITED STATES OF AMERICA Gold (Au) Pease & Curren UNITED STATES OF AMERICA Gold (Au) Penglai Penggang Gold Industry Co., Ltd. CHINA Tungsten (W) Philippine Bonway Manufacturing Industrial Corporation PHILIPPINES Tungsten (W) Philippine Carreytech Metal Corp. PHILIPPINES Tungsten (W) Philippine Chuangxin Industrial Co., Inc. PHILIPPINES Tungsten (W) Plansee Composite Materials GmbH GERMANY

Ribbon Communications Inc. Conflict Minerals Report 2024 23 Substance Smelter Location Tantalum (Ta) Plansee SE Reutte AUSTRIA Gold (Au) Planta Recuperadora de Metales SpA CHILE Tin (Sn) Pongpipat Company Limited MYANMAR Tantalum (Ta) Power Resources Ltd. MACEDONIA Tantalum (Ta) PowerX Ltd. RWANDA Tin (Sn) Precious Minerals and Smelting Limited INDIA Gold (Au) Prioksky Plant of Non-Ferrous Metals RUSSIAN FEDERATION Gold (Au) PT Aneka Tambang (Persero) Tbk INDONESIA Tin (Sn) PT Aries Kencana Sejahtera INDONESIA Tin (Sn) PT Artha Cipta Langgeng INDONESIA Tin (Sn) PT ATD Makmur Mandiri Jaya INDONESIA Tin (Sn) PT Babel Inti Perkasa INDONESIA Tin (Sn) PT Babel Surya Alam Lestari INDONESIA Tin (Sn) PT Bangka Prima Tin INDONESIA Tin (Sn) PT Bangka Serumpun INDONESIA Tin (Sn) PT Bangka Tin Industry INDONESIA Tin (Sn) PT Belitung Industri Sejahtera INDONESIA Tin (Sn) PT Bukit Timah INDONESIA Tin (Sn) PT Cipta Persada Mulia INDONESIA Tin (Sn) PT DS Jaya Abadi INDONESIA Tin (Sn) PT Eunindo Usaha Mandiri INDONESIA Tin (Sn) PT Inti Stania Prima INDONESIA Tin (Sn) PT Justindo INDONESIA Tin (Sn) PT Karimun Mining INDONESIA Tin (Sn) PT Kijang Jaya Mandiri INDONESIA Tin (Sn) PT Lautan Harmonis Sejahtera INDONESIA Tin (Sn) PT Masbro Alam Stania INDONESIA Tin (Sn) PT Menara Cipta Mulia INDONESIA Tin (Sn) PT Mitra Graha Raya INDONESIA Tin (Sn) PT Mitra Stania Prima INDONESIA Tin (Sn) PT Mitra Sukses Globalindo INDONESIA Tin (Sn) PT O.M. Indonesia INDONESIA Tin (Sn) PT Panca Mega Persada INDONESIA Tin (Sn) PT Premium Tin Indonesia INDONESIA Tin (Sn) PT Prima Timah Utama INDONESIA

Ribbon Communications Inc. Conflict Minerals Report 2024 24 Substance Smelter Location Tin (Sn) PT Putera Sarana Shakti (PT PSS) INDONESIA Tin (Sn) PT Rajawali Rimba Perkasa INDONESIA Tin (Sn) PT Rajehan Ariq INDONESIA Tin (Sn) PT Refined Bangka Tin INDONESIA Tin (Sn) PT Sariwiguna Binasentosa INDONESIA Tin (Sn) PT Stanindo Inti Perkasa INDONESIA Tungsten (W) PT Stanindo Inti Perkasa INDONESIA Tin (Sn) PT Sukses Inti Makmur (SIM) INDONESIA Tin (Sn) PT Sumber Jaya Indah INDONESIA Tin (Sn) PT Timah Nusantara INDONESIA Tin (Sn) PT Timah Tbk INDONESIA Tin (Sn) PT Timah Tbk Kundur INDONESIA Tin (Sn) PT Timah Tbk Mentok INDONESIA Tungsten (W) PT Timah Tbk Mentok INDONESIA Tin (Sn) PT Tinindo Inter Nusa INDONESIA Tin (Sn) PT Tirus Putra Mandiri INDONESIA Tin (Sn) PT Tommy Utama INDONESIA Tin (Sn) PT Wahana Perkit Jaya INDONESIA Gold (Au) PX Precinox S.A. SWITZERLAND Gold (Au) QG Refining, LLC UNITED STATES OF AMERICA Tantalum (Ta) QSIL Metals Hermsdorf GmbH GERMANY Tantalum (Ta) QuantumClean UNITED STATES OF AMERICA Gold (Au) Rand Refinery (Pty) Ltd. SOUTH AFRICA Gold (Au) Realized the Enterprise Co., Ltd. CHINA Gold (Au) Refinery of Seemine Gold Co., Ltd. CHINA Gold (Au) REMONDIS PMR B.V. NETHERLANDS Gold (Au) Republic Metals Corporation UNITED STATES OF AMERICA Tin (Sn) Resind Industria e Comercio Ltda. BRAZIL Tantalum (Ta) Resind Industria e Comercio Ltda. BRAZIL Tantalum (Ta) RFH Recycling Metals Co., Ltd. CHINA Tantalum (Ta) RFH Yancheng Jinye New Material Technology Co., Ltd. CHINA Tin (Sn) Rian Resources SDN. BHD. MALAYSIA Tin (Sn) RIKAYAA GREENTECH PRIVATE LIMITED INDIA Gold (Au) Royal Canadian Mint CANADA

Ribbon Communications Inc. Conflict Minerals Report 2024 25 Substance Smelter Location Tin (Sn) Rui Da Hung TAIWAN Tantalum (Ta) Rui Da Hung TAIWAN Gold (Au) SAAMP FRANCE Gold (Au) Sabin Metal Corp. UNITED STATES OF AMERICA Gold (Au) Safimet S.p.A ITALY Gold (Au) SAFINA A.S. CZECHIA Gold (Au) Sai Refinery INDIA Gold (Au) Sam Precious Metals UNITED ARAB EMIRATES Gold (Au) Samduck Precious Metals KOREA, REPUBLIC OF Gold (Au) Samwon Metals Corp. KOREA, REPUBLIC OF Gold (Au) Sancus ZFS (L’Orfebre, SA) COLOMBIA Tungsten (W) Sanher Tungsten Vietnam Co., Ltd. VIETNAM Gold (Au) SAXONIA Edelmetalle GmbH GERMANY Tantalum (Ta) Schmiedewerke Gröditz GMH Gruppe GERMANY Gold (Au) Schone Edelmetaal B.V. NETHERLANDS Gold (Au) ScotiaMocatta, The Bank of Nova Scotia HONG KONG Gold (Au) Sellem Industries Ltd. MAURITANIA Gold (Au) SEMPSA Joyeria Plateria S.A. SPAIN Gold (Au) Shan Dong Huangjin CHINA Tin (Sn) Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd. CHINA Gold (Au) Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd. CHINA Gold (Au) Shandon Jin Jinyin Refining Limited CHINA Gold (Au) Shandong Gold Smelting Co., Ltd. CHINA Gold (Au) Shandong Hengbang Smelter Co., Ltd. CHINA Gold (Au) Shandong Humon Smelting Co., Ltd. CHINA Gold (Au) Shandong penglai gold smelter CHINA Gold (Au) Shandong Tiancheng Biological Gold Industrial Co., Ltd. CHINA Gold (Au) Shandong Yanggu Xiangguang Co., Ltd. CHINA Gold (Au) Shandong Zhaojin Gold & Silver Refinery Co., Ltd. CHINA Gold (Au) Shandong Zhongkuang Group Co.,Ltd. CHINA Tantalum (Ta) Shanghai Jiangxi Metals Co., Ltd. CHINA Tin (Sn) Shangrao Xuri Smelting Factory CHINA Gold (Au) Shenzhen CuiLu Gold Co., Ltd. CHINA Gold (Au) Shenzhen Heng Zhong Industry Co., Ltd. CHINA

Ribbon Communications Inc. Conflict Minerals Report 2024 26 Substance Smelter Location Tin (Sn) Shenzhen Hong Chang Metal Manufacturing Factory CHINA Gold (Au) SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD. CHINA Gold (Au) Shenzhen Zhonghenglong Real Industry Co., Ltd. CHINA Tungsten (W) Shinwon Tungsten (Fujian Shanghang) Co., Ltd. CHINA Gold (Au) Shirpur Gold Refinery Ltd. INDIA Tin (Sn) Sichuan Guanghan Jiangnan casting smelters CHINA Gold (Au) Sichuan Tianze Precious Metals Co., Ltd. CHINA Tin (Sn) Sigma Tin Alloy Co., Ltd. CHINA Gold (Au) Singway Technology Co., Ltd. TAIWAN Gold (Au) Sino-Platinum Metals Co., Ltd. CHINA Gold (Au) So Accurate Group, Inc. UNITED STATES OF AMERICA Gold (Au) SOE Shyolkovsky Factory of Secondary Precious Metals RUSSIAN FEDERATION Tin (Sn) Soft Metais Ltda. BRAZIL Gold (Au) Solar Applied Materials Technology Corp. TAIWAN Tungsten (W) Solar Applied Materials Technology Corp. TAIWAN Tin (Sn) Solder Court Ltd CHINA Tin (Sn) Solder Court Ltd. CHINA Tantalum (Ta) Solikamsk Magnesium Works OAO RUSSIAN FEDERATION Gold (Au) Sovereign Metals INDIA Gold (Au) Standard Bank Group HONG KONG Gold (Au) State Research Institute Center for Physical Sciences and Technology LITHUANIA Gold (Au) Sudan Gold Refinery SUDAN Gold (Au) Sumitomo Metal Mining Co., Ltd. JAPAN Tungsten (W) Sumitomo Metal Mining Co., Ltd. JAPAN Gold (Au) SungEel HiMetal Co., Ltd. KOREA, REPUBLIC OF Gold (Au) Super Dragon Technology Co., Ltd. TAIWAN Tin (Sn) Super Ligas BRAZIL Tin (Sn) Suzhou Nuonengda Chemical Co., Ltd. CHINA Gold (Au) SuZhou ShenChuang recycling Ltd. CHINA Gold (Au) T.C.A S.p.A ITALY Tungsten (W) TaeguTec KOREA, REPUBLIC OF Tin (Sn) Tai Perng INDONESIA Gold (Au) Tai Perng INDONESIA

Ribbon Communications Inc. Conflict Minerals Report 2024 27 Substance Smelter Location Tantalum (Ta) Taike Technology (Suzhou) Co.,Ltd. CHINA Tin (Sn) Taiwan Huanliang TAIWAN Gold (Au) TAIWAN TOTAI CO., LTD. TAIWAN Tin (Sn) Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD. JAPAN Tantalum (Ta) Taki Chemical Co., Ltd. JAPAN Gold (Au) Tanaka Kikinzoku Kogyo K.K. JAPAN Tantalum (Ta) TANIOBIS Co., Ltd. THAILAND Tantalum (Ta) TANIOBIS GmbH GERMANY Tantalum (Ta) TANIOBIS Japan Co., Ltd. JAPAN Tungsten (W) TANIOBIS Smelting GmbH & Co. KG GERMANY Tantalum (Ta) TANIOBIS Smelting GmbH & Co. KG GERMANY Tungsten (W) Tejing (Vietnam) Tungsten Co., Ltd. VIETNAM Tantalum (Ta) Telex Metals UNITED STATES OF AMERICA Tin (Sn) Thai Nguyen Mining and Metallurgy Co., Ltd. VIETNAM Tin (Sn) Thailand Mine Factory THAILAND Tin (Sn) Thaisarco THAILAND Tungsten (W) Thaisarco THAILAND Tin (Sn) Three green surface technology limited company CHINA Tin (Sn) TIN PLATING GEJIU CHINA Tin (Sn) Tin Smelting Branch of Yunnan Tin Co., Ltd. CHINA Tin (Sn) Tin Technology & Refining UNITED STATES OF AMERICA Gold (Au) TITAN COMPANY LIMITED, JEWELLERY DIVISION INDIA Gold (Au) Tokuriki Honten Co., Ltd. JAPAN Tin (Sn) TONG LONG CHINA Gold (Au) Tongling Nonferrous Metals Group Co., Ltd. CHINA Gold (Au) TOO Tau-Ken-Altyn KAZAKHSTAN Tin (Sn) Top-Team Technology (Shenzhen) Ltd. CHINA Gold (Au) Torecom KOREA, REPUBLIC OF Tin (Sn) TRATHO Metal Quimica BRAZIL Gold (Au) Tsai Brother industries TAIWAN Gold (Au) TSK Pretech KOREA, REPUBLIC OF Tungsten (W) Tungsten Diversified Industries LLC UNITED STATES OF AMERICA Tungsten (W) Tungsten Vietnam Joint Stock Company VIETNAM

Ribbon Communications Inc. Conflict Minerals Report 2024 28 Substance Smelter Location Tin (Sn) Tuyen Quang Non-Ferrous Metals Joint Stock Company VIETNAM Tantalum (Ta) UGITECH Aciéries électriques d'Ugine FRANCE Tantalum (Ta) Ulba Metallurgical Plant JSC KAZAKHSTAN Tantalum (Ta) ULVAC Inc. JAPAN Gold (Au) Umicore Brasil Ltda. BRAZIL Gold (Au) Umicore Precious Metals Thailand THAILAND Gold (Au) Umicore S.A. Business Unit Precious Metals Refining BELGIUM Tungsten (W) Unecha Refractory metals plant RUSSIAN FEDERATION Gold (Au) United Precious Metal Refining, Inc. UNITED STATES OF AMERICA Tantalum (Ta) V&D New Materials (Jiangsu) Co., Ltd. CHINA Tantalum (Ta) Valbruna Stainless Steel ITALY Gold (Au) Valcambi S.A. SWITZERLAND Gold (Au) Value Trading BELGIUM Gold (Au) Viagra Di precious metals (Zhaoyuan) Co., Ltd. CHINA Tungsten (W) Vietnam Youngsun Tungsten Industry Co., Ltd. VIETNAM Tin (Sn) VQB Mineral and Trading Group JSC VIETNAM Gold (Au) WANG TING CHINA Gold (Au) WEEEREFINING FRANCE Gold (Au) Western Australian Mint (T/a The Perth Mint) AUSTRALIA Tin (Sn) White Solder Metalurgia e Mineracao Ltda. BRAZIL Gold (Au) WIELAND Edelmetalle GmbH GERMANY Tungsten (W) Wolfram Bergbau und Hutten AG AUSTRIA Tungsten (W) Woltech Korea Co., Ltd. KOREA, REPUBLIC OF Tin (Sn) Woodcross Smelting Company Limited UGANDA Tin (Sn) WUJIANG CITY LUXE TIN FACTORY CHINA Gold (Au) Wuzhong Group CHINA Tin (Sn) Xiamen Honglu Tungsten Molybdenum Co., Ltd. CHINA Gold (Au) Xiamen JInbo Metal Co., Ltd. CHINA Tungsten (W) Xiamen Tungsten (H.C.) Co., Ltd. CHINA Tungsten (W) Xiamen Tungsten Co., Ltd. CHINA Tin (Sn) Xianghualing Tin Industry Co., Ltd. CHINA Tantalum (Ta) XIMEI RESOURCES (GUANGDONG) LIMITED CHINA Tantalum (Ta) XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD. CHINA Tin (Sn) Xin Furukawa Metal ( Wuxi ) Co., Ltd. CHINA

Ribbon Communications Inc. Conflict Minerals Report 2024 29 Substance Smelter Location Tungsten (W) Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd. CHINA Tungsten (W) Xinhai Rendan Shaoguan Tungsten Co., Ltd. CHINA Tantalum (Ta) XinXing HaoRong Electronic Material Co., Ltd. CHINA Tin (Sn) XURI CHINA Gold (Au) Yamakin Co., Ltd. JAPAN Tantalum (Ta) Yanling Jincheng Tantalum & Niobium Co., Ltd. CHINA Tantalum (Ta) Yichun Jin Yang Rare Metal Co., Ltd. CHINA Tin (Sn) Yifeng Tin CHINA Tin (Sn) Yiquan Manufacturing CHINA Gold (Au) Yokohama Metal Co., Ltd. JAPAN Tungsten (W) YUDU ANSHENG TUNGSTEN CO., LTD. CHINA Tin (Sn) Yuecheng Tin Co., Ltd. CHINA Tin (Sn) Yunnan Chengfeng Non-ferrous Metals Co., Ltd. CHINA Tin (Sn) Yunnan Chengo Electric Smelting Plant CHINA Gold (Au) Yunnan Copper Industry Co., Ltd. CHINA Tin (Sn) Yunnan Copper Zinc Industry Co., Ltd. CHINA Tin (Sn) Yunnan Geiju Smelting Corp. CHINA Gold (Au) Yunnan Gold Mining Group Co., Ltd. (YGMG) CHINA Tin (Sn) Yunnan Industrial Co., Ltd. CHINA Tin (Sn) Yunnan Malipo Baiyi Kuangye Co. CHINA Tin (Sn) Yunnan Yunfan Non-ferrous Metals Co., Ltd. CHINA Tungsten (W) Zhangzhou Chuen Bao Apt Smeltery Co., Ltd. CHINA Gold (Au) Zhaojun Maifu CHINA Gold (Au) Zhe Jiang Guang Yuan Noble Metal Smelting Factory CHINA Gold (Au) Zhongkuang Gold Industry Co., Ltd. CHINA Gold (Au) Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd. CHINA Tin (Sn) Zhongshan Jinye Smelting Co.,Ltd CHINA Gold (Au) Zhongshan Poison Material Proprietary Co., Ltd. CHINA Gold (Au) Zhongyuan Gold Smelter of Zhongjin Gold Corporation CHINA Gold (Au) Zhuhai toxic materials Monopoly Ltd. CHINA Tungsten (W) Zhuzhou Cemented Carbide CHINA Tantalum (Ta) Zhuzhou Cemented Carbide Group Co., Ltd. CHINA Tungsten (W) Zhuzhou Cemented Carbide Group Co., Ltd. CHINA Gold (Au) Zhuzhou Smelting Group Co., Ltd CHINA

Ribbon Communications Inc. Conflict Minerals Report 2024 30 Annex B List of Countries Countries of origin of the Conflict Minerals in the 2024 Ribbon Products are believed to include: Location of Mines: 143 countries Afghanistan Albania Andorra Angola Argentina Armenia Australia Austria Azerbaijan Bahamas Barbados Beiltung Islands Belarus Belgium Belitung Benin Bolivia Bosnia and Herzegovina Botswana Brazil Bulgaria Burkina Faso Burundi Cambodia Cameroon Canada Central African Republic Chile China Colombia Croatia Cyprus Czechia Democratic Republic of Congo Denmark Djibouti Dominican Republic Ecuador Egypt El Salvador Eritrea Estonia Ethiopia Fiji Finland France Gabon Gambia Georgia Germany Ghana Greece Guatemala Guinea Guyana Honduras Hungary Iceland India Indonesia Ireland Israel Italy Japan Jordan Kazakhstan Kenya Korea Kuwait Kyrgyzstan Lebanon Liberia Libya Liechtenstein Lithuania Luxembourg Madagascar Malawi Malaysia Mali Malta Mauritania Mauritius Mexico Mongolia Morocco Mozambique Myanmar Namibia Netherlands New Zealand Nicaragua Niger Nigeria Norway Oman Pakistan Panama Papua New Guinea Peru Philippines Poland Portugal Romania Russian Federation Rwanda San Marino Saudi Arabia Senegal Serbia Sierra Leone Singapore Slovakia Slovenia Solomon Islands South Africa South Korea South Sudan Spain Sudan Suriname Sweden Switzerland Taiwan Tajikistan Tanzania Thailand Togo Trinidad and Tobago Tunisia Turkey Uganda United Arab Emirates United Kingdom United States of America Uruguay Uzbekistan Vietnam Yemen Zambia Zimbabwe